Exhibit 99.1

NEWS RELEASE

MEDIA CONTACT:
Michelle McGinty, DRA Strategic Communications
602.424.864
michelle@dracommunications.com

IMH FINANCIAL EXPANDS LEADERSHIP TEAM
Focuses on growing portfolio of assets
SCOTTSDALE, Ariz. (January 27, 2015) – IMH Financial Corporation announced the expansion of its leadership team by hiring three new executives and promoting two long-term employees. Representing nearly 80 years of combined experience, the new leadership team is tasked with growing IMH’s portfolio of assets to maximize value for shareholders.

“We’re cultivating and recruiting a dynamic team of talented executives to reflect our adjusted business and portfolio strategy,” said Lawrence Bain, Chairman and CEO of IMH. “With the addition of these new leaders and the promotion of experienced colleagues, IMH expands its focus on enhancing property performance and value for greater profits.”

Jonathan Brohard was named Executive Vice President and General Counsel for IMH and assumed the duties of Corporate Secretary. Mr. Brohard will also serve as IMH’s Chief Compliance Officer and Director of Human Resources, and will oversee all of IMH’s legal matters, including management of internal and external legal counsel. Most recently, Brohard was an equity shareholder at Polsinelli, PC, a national AmLaw 100 law firm. Previously, he served as president of a real estate investment and management company with more than 135 properties located across 22 states, and more than 240 employees. Mr. Brohard has extensive legal and practical experience with real estate acquisitions, sales, financing, development, operations and management. This experience encompasses complex financing structures, including institutional debt and equity, private equity, joint ventures and syndications. Mr. Brohard has also previously practiced law at Squire Patton Boggs (formerly Squire, Sanders & Dempsey) and Gallagher & Kennedy. Mr. Brohard received his B.S. in Finance, summa cum laude, at West Virginia University, and his law degree from the University of Virginia.

Lisa Jack has joined IMH as Chief Financial Officer, and will oversee all accounting, financial reporting and financial management for IMH. Ms. Jack comes to IMH from Irvine, Calif., where she served as Chief Financial Officer at Arch Bay Capital, a mortgage hedge fund that managed loans and real estate valued in excess of $3.5 billion. Before joining the hedge fund community at Arch Bay, Lisa was the Corporate Controller of Thompson National Properties, LLC and its non-traded REIT, which managed over 130 commercial properties. Previously, Lisa was the Chief Financial Officer of Capital Pacific Homes, the Southern California division of a large regional, public homebuilder where she was responsible for all financial operations and strategic business plan management. She is a seasoned accounting and finance executive with over 15 years of comprehensive experience in corporate accounting and finance, operational restructuring, financial analysis and forecasting, risk management oversight and compliance. A Certified Public Accountant in both Texas and California, Ms. Jack began her

Exhibit 99.1

career with Arthur Andersen, LLP. Ms. Jack graduated summa cum laude from Texas A&M with a Master of Science in Accounting and a Bachelor of Business Administration in Accounting.

Ryan Muranaka re-joins IMH as Senior Vice President and Director of Underwriting and Asset Management. Mr. Muranaka will oversee real estate lending and investing for IMH, and will be principally involved with originating real estate related debt, equity and hybrid transactions, as well as performing extensive credit analysis and general underwriting for IMH. A team member at IMH from 2003 to 2013, Mr. Muranaka most recently assisted with the development of a new private equity fund and boasts more than 15 years of real estate lending and investment experience. He has worked with a variety of borrowers and joint venture partners on a diverse array of complex transactions. Mr. Muranaka has a Bachelors of Arts in business and communications from Arizona State University.

Greg Hanss has been appointed Senior Vice President and Director of Operations. Mr. Hanss joined IMH as a consultant in May 2013, with primary responsibilities for managing IMH’s hotel assets. In Greg’s new role, he will oversee the day-to-day operations and performance of all of IMH’s operating assets. Hanss is known in the hospitality industry for his accomplishments spearheading luxury hotel and resort openings, structuring effective leadership teams and developing and sustaining profitable assets. Prior to joining IMH, Hanss served as Vice President of Sales & Marketing at MetWest Terra Hospitality, which boasts a dynamic collection of eight hotels nationwide. Hanss played a leading role in launching the award-winning InterContinental Montelucia Resort & Spa in Paradise Valley, Arizona, most recently as Managing Director. Due to the success of this opening, Greg was recognized as the American Hotel & Lodging Association Manager of the Year in 2010. He was also on the Opening teams at the Four Season Resort in Scottsdale, The Phoenician, and the St. Regis in Aspen. He is a graduate of Gonzaga University with a BA in Marketing and Public Relations.

Steven T. Darak, Chief Financial officer of IMH from 2004 to January 2015, has recently resigned that position pursuant to a process contemplated under Mr. Darak’s employment agreement. Mr. Darak will remain as the Company’s Senior Vice President and Chief Accounting Officer. In addition, he will continue to be an advisor to the CEO and the Board of Directors on special projects.

IMH Financial Corporation
IMH Financial Corporation is a real estate company based in Scottsdale, Ariz., with extensive experience in various facets of commercial real estate. IMH has considerable financial strength, with more than $100 million in common and preferred equity, and a business plan that focuses on its current real estate holdings as well as the productive deployment of investment capital on new opportunities including mortgage loans, mezzanine financing, hospitality investments, and commercial and multi-family opportunities. Since 2003, IMH has invested over $1.4 billion in real estate loans and projects. The Company has active projects in Arizona, California, Minnesota, New Mexico and Texas. IMH has experience in acquiring, financing and developing commercial real estate, as well as in the management of existing commercial operations. Call IMH at 480-480-8400 or visit www.imhfc.com for more information.

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Our future plans and other statements in this letter about expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “will,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” ”likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view” and “would” or the negative of these terms or other comparable terminology. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.

Our forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the risk that we will be unable or otherwise decide not to make proposed future distributions and other risks and uncertainties

Exhibit 99.1

related to the Company that can be found under the heading “Risk Factors” in IMH Financial Corporation’s most recent annual report on Form 10-K and other filings with the SEC. These forward-looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.

As a public reporting entity, IMH Financial Corporation files periodic reports with the SEC. For additional financial and other important information pertaining to the Company, individuals can visit www.sec.gov and reference CIK #1397403.